EXHIBIT 2

PROXY

PROXY, solicited by management, for the Annual and Special Meeting of Shareholders of Fairfax Financial Holdings Limited to be held on April 22, 2010.

The undersigned shareholder of Fairfax Financial Holdings Limited hereby appoints V. Prem Watsa, Chairman and Chief Executive Officer, or failing him, Bradley P. Martin, Vice President, Chief Operating Officer and Corporate Secretary, (or in lieu thereof  ) as proxy, in respect of all of the subordinate voting shares held by the undersigned, with power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders to be held on April 22, 2010 and at any adjournment thereof in the manner specified below upon the following matters:

1)	Election of Directors (Mark either [For] or [Withhold]: “Withhold” means withhold from voting)

	FOR	WITHHOLD		FOR	WITHHOLD

Anthony F. Griffiths	—	—	Timothy R. Price	—	—
Robert J. Gunn	—	—	Brandon W. Sweitzer	—	—
Alan D. Horn	—	—	V. Prem Watsa	—	—
David L. Johnston	—	—

2)	Appointment of Auditors (Mark either [a] or [b])

[a]              for the appointment of auditors; or

[b]              withhold from voting.

3)	Shareholder proposal set out in Schedule A to the accompanying Management Proxy Circular (Mark either [a] or [b])

[a]              for the shareholder proposal; or

[b]              against the shareholder proposal.

In addition, the undersigned appoints such proxy to vote and act as aforesaid upon any amendments to the matters identified in the notice of meeting and on all other matters that may properly come before the meeting. Unless otherwise specified in the proxy, on any ballot that may be called in respect of the election of directors, the appointment of auditors and the shareholder proposal, the shares represented by this proxy will be voted by the persons whose names are printed above FOR the election of directors, FOR the appointment of auditors and AGAINST the shareholder proposal.

PLEASE NOTE:

1)	If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed to you by management.

2)	Please sign exactly as your shares are registered. If the shareholder is a corporation, a proxy shall be signed by its duly authorized officers and its corporate seal affixed thereto. If shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided, the proxy form must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

3)	A shareholder has the right to appoint a person to represent him or her at the meeting other than the persons designated above either by writing in the blank space provided the name of the person to be appointed or by completing another proper form of proxy.

4)	Please date and sign this form of proxy and return it to CIBC Mellon Trust Company, at Proxy Department, P.O. Box 721, Agincourt, Canada M1S 0A1 (if mailed; you may use the enclosed envelope for this purpose); at 320 Bay Street, Banking Hall Level, Toronto, Canada M5H 4A6 (if delivered by hand); or at (416) 368-2502 or (866) 781-3111 (if delivered by fax), so that it is received before 12:00 noon (Toronto time) on Wednesday, April 21, 2010; or to the chairman or secretary of the meeting for which the proxy is given before the time of voting.

Dated  , 2010
Signature of Shareholder

Name of Shareholder
(Please print clearly and ensure name matches shares’ registration)